Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 13, 2024

APA Corporation

2000 W. Sam Houston Parkway S.

Suite 200

Houston, Texas 77042

Ladies and Gentlemen:

We issued our reserves reports for the years ended December 31, 2021, December 31, 2022, and December 31, 2023, in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and issued our report of third party dated February 6, 2024, containing our opinion on the proved reserves, as of December 31, 2023, attributable to certain properties in which Callon Petroleum Company has represented it holds an interest (our Report). We hereby consent to the use of the name DeGolyer and MacNaughton, to the references to us as an independent petroleum engineering consulting firm, and to the incorporation by reference of our Report in the Registration Statements of APA Corporation on Forms S-3ASR (File No. 333-257556, File No. 333-278448, and File No. 333-279038), Form S-4 (File No. 333-276797), Form S-8 (File No. 333-253754), and Form S-8 POS (File No. 333-276797).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716